Exhibit 99.1

John Stewart	Claire Rowberry
Progress Software Corporation	Lewis PR
(781) 280-4101	(617) 226-8841
jstewart@progress.com	progress@lewispr.com
PROGRESS SOFTWARE REPORTS SECOND QUARTER RESULTS
Enterprise Infrastructure Revenue up 29%, DataDirect Revenue Up 18%
June 19, 2007 — Progress Software Corporation (NASDAQ: PRGS), a provider of leading application infrastructure software to develop, deploy, integrate and manage business applications, today announced results for its second quarter ended May 31, 2007. Revenue for the quarter was $120 million, up 9 percent (5 percent at constant currency) from $110 million in the second quarter of fiscal 2006. Software license revenue increased 8 percent (4 percent at constant currency) to $44.6 million from $41.4 million in the same quarter last year.
On a generally accepted accounting principles (GAAP) basis, operating income increased 3 percent to $11.3 million from $11.0 million in the second quarter of fiscal 2006. Net income increased 9 percent to $8.4 million from $7.7 million in the same quarter last year. Diluted earnings per share increased 6 percent to 19 cents from 18 cents in the second quarter of fiscal 2006.
On a non-GAAP basis, operating income increased 20 percent to $25.3 million from $21.1 million in the same quarter last year. Non-GAAP net income increased 21 percent to $17.8 million from $14.7 million in the same quarter last year and non-GAAP diluted earnings per share increased 21 percent to 41 cents per share from 34 cents in the second quarter of fiscal 2006.
The GAAP and non-GAAP results in the second quarter of fiscal 2007 include an after-tax charge of $1.6 million (4 cents per share) resulting from a write-down associated with a portion of the implementation of a new ERP system. The non-GAAP results in the second quarter of fiscal 2007 exclude after-tax charges of $6.0 million for stock-based compensation (including cash payments to compensation committee members of the board of the directors for reimbursement of cancelled stock options as more fully described in the most recent proxy statement), $2.9 million for amortization of acquired intangibles and $0.5 million for professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices. The non-GAAP results in the second quarter of fiscal 2006 exclude after-tax charges of $4.1 million for stock-based compensation, $2.7 million for amortization of acquired intangibles and $0.2 million for certain acquisition-related expenses.

The company’s cash and short-term investments at the end of the quarter totaled $271 million. The company purchased 10,000 shares at a cost of $0.3 million in the second quarter of fiscal 2007. The company’s existing repurchase authorization, under which approximately 9.3 million shares remain available for repurchase, expires on September 30, 2007.
With respect to the ERP implementation, the company currently plans to implement the necessary functionality by extending its existing Progress® OpenEdge® based applications, together with a new OpenEdge based financial system for which the implementation is proceeding as planned. The write-off was necessitated by the conclusion that it was not advisable to proceed further with the implementation of an application which was not based on OpenEdge.
“We achieved nine percent growth in revenue for the second quarter, with a 21 percent increase in non-GAAP earnings per share. All major divisions performed extremely well and the outlook for the balance of the fiscal year is solid,” stated Joseph Alsop, co-founder and chief executive officer of Progress Software. “We are pleased to see continuing signs of success as we pursue our strategy of achieving growth in our OpenEdge business while looking to our newer high-growth product lines to accelerate our growth as they become a larger portion of our license revenue.”
Quarterly Highlights
Progress Software and QAD Inc. jointly announced the expansion of their longstanding alliance to allow QAD to globally license and distribute a wider range of application infrastructure products from Progress Software, including Progress Sonic ESB® (Enterprise Service Bus), Progress Actional® for SOA management, the Progress EasyAsk® Natural Language and Query product, and other best-in-class technologies. www.progress.com/QAD
Progress Software and Dow Jones & Company (NYSE: DJ) announced a global agreement to provide the Dow Jones Elementized News Feed via the Progress Apama Algorithmic Trading Platform. The agreement will allow financial institutions to instantly and continuously analyze, evaluate and respond to complex market events and news within the Progress Apama platform. www.progress.com/dowjones

DataDirect Technologies launched DataDirect XML Converters™, a new product which enables bi-directional programmatic access to virtually any non-xml file including EDI, flat files, and other legacy formats (www.progress.com/converters). The division also added new security features to its DataDirect Connect® line of ODBC, JDBC, ADO.NET data access products and released version 3.0 of the DataDirect XQuery® product, with full update capability.
Progress Software announced the availability of the Progress Actional 7.0 SOA management platform that comprises a trio of best-in-class products addressing the diversity of management needs in service-oriented architecture (SOA) environments. www.progress.com/actional7
Progress Software announced the availability of Progress Sonic ESB 7.5, the latest version of the worldwide best-selling enterprise service bus (ESB) that enables the integration and flexible re-use of business applications within a service-oriented architecture (SOA). www.progress.com/sonicesb75
Progress Software announced that, according to research from Nielsen//NetRatings, retailers using EasyAsk achieved the highest online conversion rates among all users of commercially available e-commerce search and navigation technologies during nine of the 12 months in 2006. www.progress.com/neilson
Significant New Customer and Partner Wins, New Technology Adoptions and Major Deployments
Significant new partners and customers adopting technology from Progress Software, or deploying solutions using Progress technology, include: Active Health Management, Alberta Motor Association, Allied World Assurance Company, Arbonne International, Assurant Solutions, ATB Financial, Baptist Health System, BIDS Holdings, Boston Communications Group, BSN Medical, Cablecom, Canadian Institute for Health Information, Canberra, Carrier Call, Cedars Sinai Health System, Challenger Financial Service, Chevron Pipe Line Company, Consorcio Ejecutivo De Administracion, Corbin Capital Partners, Corporation Service Company, Debenhams, DI-Nikko Engineering, Diamond Management & Technology Consultants, Drivesol Global Steering, E. Hoffmann-La Roche, EDB Teamco IT Drift, Eiffel Comercio Automotivo, Eircom, Endurance Reinsurance, Famastil Ferramentas, Fiberweb, First Data Deutschland, Georgia Farm Bureau Mutual Insurance, GetConnected, Griffin Wheel Company, Hama GmbH & Co., HanseNet Telekommunikation, InterNAP Network Services, Itavox Veiculos, ITSC, Juriscoop Progreso Solidari, Kansai Electric Power, Kyowa Wellness, Law School Admission Council, Localiza Rent-A-Car, Markwest, Melco PBL Gaming, Multilog, National Interstate Insurance, Nordisk Mobiltelefon Svergie, North Pacific Bank, OnResolve, Orrick, Herrington & Sutcliff, Pandurata Alimentos, Piedmont Natural Gas Company, Plymouth & South West Cooperative, Redman Equipment, Saison Information System, Saxo Bank, SimpleTech, Sistema Unico de Autofinanciamiento, SNA Chile, Sonnox, Spectra Energy, Staveley Communications,

Steag Ketek IT, Torex Retail Workforce Management Solutions, Travel Alberta Canada and Western Asset Management.
Significant existing partners and customers adopting technology from different Progress Software product lines, or making substantial additional deployments of Progress technology, include: AServint, Avicola La Guasima, British Broadcasting Corporation, Chocolates Garoto, Computers Unlimited, Coasul, Daimler Chrysler Bank, Damartex UK, Deutsche Telekom, GCZ Nederland, Generali France, Hastings Entertainment, Hemopa, HP AppIQ, IBM Ascential, Ingersoll-Rand, ISA, Marketworks, Maryland Transit Administration, Matrikon, McQuay International, Measurement Canada, Micros-Fidelio, Municipio de Merida Yucatan, Norfolk Southern, Olivenca, Pacific Motors Company, Pepsi Bottling Group, QBE Management, ReedHycalog, Rocom Networks, Sanofi-aventis DK, SG Automatisering, Smurfit Kappa South West, Sodexho, SoftBank, Stadtverwaltung Basel Stadt, State Street Bank & Trust Company, Stryker Trauma, Sveriges Televison, T-Systems Enterprise Services and Taiyo Yuden-Vista.
Business Outlook
The company is providing the following guidance for the fiscal year ending November 30, 2007:
— Revenue is expected to be in the range of $475 million to $485 million.
— GAAP diluted earnings per share are expected to be in the range of $1.06 to $1.09.
— On a non-GAAP basis, diluted earnings per share are expected to be in the range of $1.72 to $1.75.
— The non-GAAP projections exclude after-tax charges of approximately $16 million (36 cents per share) for stock-based compensation, approximately $11 million (24 cents per share) for amortization of acquired intangibles and an estimate of approximately $4 million (6 cents per share) for professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices.
The company is providing the following guidance for the third fiscal quarter ending August 31, 2007:
— Revenue is expected to be in the range of $118 million to $120 million.
— GAAP diluted earnings per share are expected to be in the range of 27 cents to 29 cents.
— On a non-GAAP basis, diluted earnings per share are expected to be in the range of 42 cents to 44 cents.
— The non-GAAP projections exclude after-tax charges of approximately $3.2 million (7 cents per share) for stock-based compensation, approximately $3 million (7 cents per share) for amortization of acquired intangibles and approximately $0.3 million (1 cent per share) for professional services fees associated with the stock option accounting investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices.

Legal Notice Regarding Non-GAAP Financial Information
The company provides non-GAAP operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. The company believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management of the company uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. Compensation of the company’s management and its employees is based in part on the performance of the business based on these non-GAAP measures. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below.
Conference Call
Progress Software’s conference call to discuss its second quarter results will be Webcast live today at 9:00 a.m. Eastern Daylight Time on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay.
About Progress Software Corporation
Progress Software Corporation (NASDAQ: PRGS) provides application infrastructure software for the development, deployment, integration and management of business applications. Our goal is to maximize the benefits of information technology while minimizing its complexity and total cost of ownership. Progress can be reached at www.progress.com or +1-781-280-4000.
Safe Harbor Statement
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders, the timely release of enhancements to the company’s products, the growth rates of certain market segments, the positioning of the company’s products in those market segments, variations in the demand for customer service and technical support, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, and the company’s ability to penetrate international markets and manage its international operations; unanticipated consequences of the recent restatement of the company’s financial statements; the risk that the NASDAQ Stock Market will de-list the company’s common stock; risks associated with the SEC’s formal investigation of the company’s option-grant practices; the risk that the company will face additional claims and proceedings in connection with those stock option grant practices, including additional shareholder litigation and additional proceedings by the other governmental agencies; and the financial impact of the foregoing, including potentially significant litigation defense costs and claims for indemnification and advancement of expenses by directors, officers and others. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.
Progress, Apama, DataDirect Connect, DataDirect XML Converters, DataDirect XQuery, EasyAsk, OpenEdge, Sonic ESB, and Progress OpenEdge are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks or service marks contained herein are the property of their respective owners.

Progress Software Corporation
GAAP Condensed Consolidated Statements of Income

	Three Months Ended
	May 31,	May 31,	Percent
(In thousands except per share data)	2007	2006	Change

Revenue:
Software licenses	$44,555	$41,357	8%
Maintenance and services	75,087	68,229	10%

Total revenue	119,642	109,586	9%

Costs of revenue:
Cost of software licenses	1,880	1,817	3%
Cost of maintenance and services	16,871	15,125	12%
Amortization of purchased technology	2,493	1,993	25%

Total costs of revenue	21,244	18,935	12%

Gross profit	98,398	90,651	9%

Operating expenses:
Sales and marketing	45,745	44,983	2%
Product development	20,389	19,346	5%
General and administrative	19,029	13,034	46%
Amortization of other acquired intangibles	1,946	1,984	(2)%
Acquisition-related expenses	—	297	(100)%

Total operating expenses	87,109	79,644	9%

Income from operations	11,289	11,007	3%
Other income, net	1,621	518	213%

Income before provision for income taxes	12,910	11,525	12%
Provision for income taxes	4,519	3,807	19%

Net income	$8,391	$7,718	9%

Earnings per share:
Basic	$0.20	$0.19	5%
Diluted	$0.19	$0.18	6%

Weighted average shares outstanding:
Basic	41,178	41,062	0%
Diluted	43,636	43,473	0%

	Six Months Ended
	May 31,	May 31,	Percent
	2007	2006	Change

Revenue:
Software licenses	$89,284	$84,137	6%
Maintenance and services	145,587	129,370	13%

Total revenue	234,871	213,507	10%

Costs of revenue:
Cost of software licenses	3,552	4,027	(12)%
Cost of maintenance and services	33,133	29,356	13%
Amortization of purchased technology	4,984	3,517	42%

Total costs of revenue	41,669	36,900	13%

Gross profit	193,202	176,607	9%

Operating expenses:
Sales and marketing	90,390	87,627	3%
Product development	41,184	38,273	8%
General and administrative	34,060	26,232	30%
Amortization of other acquired intangibles	3,926	3,367	17%
Acquisition-related expenses	—	1,831	(100)%

Total operating expenses	169,560	157,330	8%

Income from operations	23,642	19,277	23%
Other income, net	2,711	1,215	123%

Income before provision for income taxes	26,353	20,492	29%
Provision for income taxes	9,224	6,865	34%

Net income	$17,129	$13,627	26%

Earnings per share:
Basic	$0.42	$0.33	27%
Diluted	$0.39	$0.31	26%

Weighted average shares outstanding:
Basic	41,123	40,781	1%
Diluted	43,537	43,265	1%

Progress Software Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended May 31, 2007			Three Months Ended May 31, 2006
	As			As			Percent
(In thousands except per share data)	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$119,642	—	$119,642	$109,586	—	$109,586	9%

Income from operations	$11,289	$14,008	$25,297	$11,007	$10,098	$21,105	20%
Amortization of acquired intangibles	(4,439)	4,439	—	(3,977)	3,977	—
Acquisition-related expenses	—	—	—	(297)	297	—
Stock option investigation (1)	(755)	755	—	—	—	—
Stock-based compensation (2)	(8,814)	8,814	—	(5,824)	5,824	—

Operating margin percentage	9.4%		21.1%	10.0%		19.3%	10%

Effect on provision for income taxes from above adjustments (3)	$4,519	$4,633	$9,152	$3,807	$3,105	$6,912	32%

Net income	$8,391	$9,375	$17,766	$7,718	$6,993	$14,711	21%

Earnings per share — diluted	$0.19		$0.41	$0.18		$0.34	21%

Weighted average shares outstanding — diluted	43,636		43,636	43,473		43,473	0%

	Six Months Ended May 31, 2007			Six Months Ended May 31, 2006
	As			As			Percent
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$234,871	—	$234,871	$213,507	—	$213,507	10%

Income from operations	$23,642	$25,176	$48,818	$19,277	$20,481	$39,758	23%
Amortization of acquired intangibles	(8,910)	8,910	—	(6,884)	6,884	—
Acquisition-related expenses	—	—	—	(1,831)	1,831	—
Stock option investigation (1)	(2,437)	2,437	—	—	—	—
Stock-based compensation (2)	(13,829)	13,829	—	(11,766)	11,766	—

Operating margin percentage	10.1%		20.8%	9.0%		18.6%	12%

Effect on provision for income taxes from above adjustments (3)	$9,224	$8,296	$17,520	$6,865	$6,452	$13,317	32%

Net income	$17,129	$16,880	$34,009	$13,627	$14,029	$27,656	23%

Earnings per share — diluted	$0.39		$0.78	$0.31		$0.64	22%

Weighted average shares outstanding — diluted	43,537		43,537	43,265		43,265	1%

(1)	Stock option investigation expenses are included within general and administrative expenses and primarily represent professional services fees associated with the Company’s the investigation and shareholder derivative lawsuits related to its historical stock option grant practices.

(2)	Stock-based compensation expense is included in the following GAAP operating expenses:

	Three Months Ended May 31, 2007			Three Months Ended May 31, 2006
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Cost of software licenses	$43	$(43)	$—	37	$(37)	$—
Cost of maintenance and services	511	(511)	—	427	(427)	—
Sales and marketing	2,678	(2,678)	—	2,160	(2,160)	—
Product development	1,715	(1,715)	—	1,335	(1,335)	—
General and administrative	3,867	(3,867)	—	1,865	(1,865)	—

	$8,814	$(8,814)	$—	$5,824	$(5,824)	$—

	Six Months Ended May 31, 2007			Six Months Ended May 31, 2006
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Cost of software licenses	$74	$(74)	$—	$77	$(77)	$—
Cost of maintenance and services	868	(868)	—	877	(877)	—
Sales and marketing	4,525	(4,525)	—	4,384	(4,384)	—
Product development	2,867	(2,867)	—	2,689	(2,689)	—
General and administrative	5,496	(5,496)	—	3,739	(3,739)	—

	$13,830	$(13,830)	$—	$11,766	$(11,766)	$—

Amounts represent the fair value of equity awards under SFAS 123R. Stock-base compensation expense in the three and six months ended May 31, 2007 also includes the cash settlement of equity awards to former employees for options that were cancelled or expired during the suspension of the issuance of shares under the company’s option plans, reimbursements for excise taxes resulting from the exercise of below market options in fiscal 2007 and make-whole cash payments to members of the Compensation Committee for options that were cancelled.

(3)	The provision for taxes was calculated reflecting an effective rate of 34% for the three and six months ended May 31, 2007 and an effective rate of 33% and 34% for the three and six months ended May 31, 2006, respectively.

Progress Software Corporation
Condensed Consolidated Balance Sheets

	May 31,	November 30,
(In thousands)	2007	2006

Assets
Cash and short-term investments	$270,777	$241,315
Accounts receivable, net	84,415	82,762
Other current assets	39,887	36,062

Total current assets	395,079	360,139

Property and equipment, net	60,239	57,585
Goodwill and intangible assets, net	223,862	232,927
Other assets	18,565	19,588

Total	$697,745	$670,239

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$79,597	$93,195
Short-term deferred revenue	133,237	120,974

Total current liabilities	212,834	214,169

Long-term deferred revenue	8,565	6,355
Other liabilities	5,222	5,151
Shareholders’ equity:
Common stock and additional paid-in capital	213,631	197,748
Retained earnings	257,493	246,816

Total shareholders’ equity	471,124	444,564

Total	$697,745	$670,239

Condensed Consolidated Statements of Cash Flows

	Six Months Ended May 31,
(In thousands except per share data)	2007	2006

Cash flows from operations:
Net income	$17,129	$13,627
Depreciation, amortization and other noncash items	28,128	23,951
Other changes in operating assets and liabilities	(5,919)	(4,992)

Net cash flows from operations	39,338	32,586
Capital expenditures	(9,622)	(9,161)
Acquisitions, net of cash acquired	—	(66,438)
Share issuances (repurchases), net	(2,170)	(2,520)
Other	1,916	5,777

Net change in cash and short-term investments	29,462	(39,756)
Cash and short-term investments, beginning of period	241,315	266,420

Cash and short-term investments, end of period	$270,777	$226,664